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                                                                EXHIBIT 10.48

                               SECURITY AGREEMENT


     This Security Agreement is made and entered into this 5th day of June, 1997, between The Sled Dogs Company ("Debtor") and the persons specified on Exhibit A hereto, as the same may be amended from time to time (collectively referred to as the "Secured Parties").

                                    RECITALS

     WHEREAS, Debtor has borrowed from the Secured Parties and has made, executed and delivered promissory notes, in favor of the Secured Parties (the "Promissory Notes") as set forth in Schedule 1 hereto, as amended from time to time; and

     WHEREAS, to induce the Secured Parties to lend such amount, Debtor has agreed to grant the Secured Parties a security interest in certain of its assets;

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1. Creation of Security Interest. Debtor hereby grants to the Secured Parties a subordinate security interest in all of Debtor's right, title and interest in and to the collateral described in Section 2 below (the "Collateral") in order to secure the payment and performance of the obligations of Debtor to the Secured Parties described in Section 3 below (the "Security Interest").

     2. Collateral. The Collateral under this Security Agreement is as follows:

INVENTORY: All inventory of Debtor, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located; and

ACCOUNTS AND OTHER RIGHTS TO PAYMENT: Each and every right of Debtor to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by Debtor or by some other person who subsequently transfers such person's interest to Debtor, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which Debtor may at any time have by law or agreement against any account




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debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor, all including all of Debtor's rights to payment in the form of all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles; and

EQUIPMENT: All of the Debtor's equipment, as such term is defined in the UCC whether now or hereafter owned, including all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically the goods described in any equipment schedule or list herewith or hereafter furnished to the Secured Parties by the Debtor; and

GENERAL INTANGIBLES: All of the Debtor's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including all present and future contract rights, patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, license agreements regarding any intellectual property (including, without limitation, the Patent and Trademark License Agreement), manuals, operating instructions, permits, franchises, the right to use the Debtor's name, and the goodwill of Debtor's business; and

PROCEEDS: Together with all substitutions and replacements for and products of any of the foregoing property and together with proceeds of any and all of the foregoing property and, in the case of all tangible property, together with all accessions and together with (i) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such tangible property, and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such tangible property.

     3.   Secured Obligations of Debtor; Subordination.

          (a) The Collateral secures and shall hereafter secure (i) the due and punctual payment by Debtor to the Secured Parties of all amounts now or hereafter owed to the Secured Parties by Debtor under the Promissory Note, together with any interest thereon and extensions, modifications and renewals thereof, and (ii) the performance by Debtor of all other obligations and the discharge of all other liabilities to the Secured Parties direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, joint, several and joint and several, created under the Promissory Notes and Warrants issued to Secured Parties in connection with the Promissory Notes (the "Warrants") (upon execution and delivery thereof) or this Security Agreement, (all such obligations, the "Obligations"). All payments and performance shall be in accordance with the terms under which the Obligations were or are hereafter incurred or created. Debtor shall also promptly reimburse the Secured Parties for any and all amounts expended by the Secured Parties in accordance with, or in the enforcement (judicially or otherwise) or exercise of its rights under, the terms of this Security Agreement, including reasonable attorneys' fees, which amounts are included in the Obligations secured hereunder.



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           (b) The security interest granted hereunder is (a) subordinate in all respects to any security interest which the Company has granted, or may grant in the future, in connection with any Senior Debt (as defined in the Promissory Notes), including without limitation the security interest granted to Norwest Credit, Inc. (the "Bank"), or in connection with the financing of any aspect of its operations, such as a security interest in its inventory granted to a manufacturer or a factor, or any security interest granted in connection with the purchase of any asset, and the Secured Parties agree to execute all documents, instruments and agreements requested by any secured party with a security interest senior to the security interest granted to the Lender, to effectuate this subordination.

          (c) Whenever this Security Agreement contemplates an action, decision or notice by the Secured Parties, such an action, decision or notice shall be deemed to have been validly taken, made or given (as the case may be) hereunder if concurred in or consented to by a majority in interest of the Secured Parties. A majority in interest of the Secured Parties shall consist of a majority of the then outstanding principal amount of indebtedness held by all Secured Parties under the Promissory Notes.

     4. Debtor's Representations and Warranties. Debtor represents and warrants that:

           (a) Debtor is (or to the extent that the Collateral is to be acquired after the date hereof, will be) the sole owner of the Collateral; there are no security interests, liens or encumbrances, or adverse claims of title to, or any other interest in, the Collateral or any portion thereof except the interest of the Bank and the Secured Parties and that created by this Security Agreement; and that no financing statement, mortgage or deed of trust covering the Collateral or any portion thereof exists or is on file in any public office except for the security interest granted to the Bank;

           (b) Neither the execution and delivery of this Security Agreement by Debtor nor the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof will result in a breach of any of the terms or provisions of, or constitute a default under, or constitute an event which with notice or lapse of time or both will result in a breach of or constitute a default under, any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which Debtor is a party, or conflict with any law, order, rule or regulation applicable to Debtor of any court or any federal or state government, regulatory body or administrative agency, or any other governmental body having jurisdiction over Debtor or their respective properties.

     5.    Covenants of Debtor.  Debtor covenants that:

           (a) So long as the Secured Parties have not completed foreclosure proceedings hereunder, Debtor will defend the Collateral against all claims and demands of all persons (other than the Secured Parties) at any time claiming the same or any interest therein;



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           (b) Debtor will not, without the prior written consent of the
      Secured Parties, change its place of business other than that set forth in this Security Agreement, or change its name, identity or corporate structure, and, in the event such consent is given, Debtor will execute and file any and all documents relative thereto, including without limitation, financing statements and/or amendments thereto, as reasonably requested by the Secured Parties;

           (c) Debtor will, within 5 business days of the date hereof, procure or execute and deliver any document; give any notices, execute and file any financing statements or other documents, all in form and substance satisfactory to the Secured Parties and take any other actions which are necessary or, in the judgment of the Secured Parties, desirable to perfect or continue the perfection and priority of the Secured Parties' security interest in the Collateral, to protect the Collateral against the rights, claims, or interests of third persons or to effect the purposes of this Security Agreement, and will pay all reasonable costs incurred in connection therewith. If Debtor shall fail to fulfill its obligations described in this subsection (c) within the time periods provided herein, the Secured Parties are hereby authorized to sign, deliver and/or file any such documents, notices, financing statements or other writings, as it deems necessary or advisable as Debtor's agent and/or attorney-in-fact;

           (d) Debtor will not, without the prior written consent of the Secured Parties, in any way hypothecate or create or permit to exist any lien, security interest or encumbrance on the Collateral other than the interest of the Secured Parties created by this Security Agreement, nor will Debtor sell, transfer, assign, exchange, lease, or otherwise dispose of the Collateral except in the ordinary course of business. If the Collateral, or any part thereof, is sold, transferred, assigned, leased, exchanged, or otherwise disposed of in violation of these provisions, the security interest of the Secured Parties shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, lease, exchange or other disposition, and Debtor will hold the proceeds thereof in a separate account for the Secured Parties' benefit. Debtor will, at the Secured Parties' request, transfer such proceeds to the Secured Parties in kind;

           (e) Debtor will pay and discharge all taxes, assessments and governmental charges or levies against the Collateral prior to delinquency thereof and will keep the Collateral free of all unpaid charges whatsoever; provided however, that Debtor shall have the right to contest any such taxes, assessments, charges or levies;

           (f) Debtor will keep and maintain the Collateral in good condition and repair. Debtor will not misuse or abuse the Collateral, or waste or allow it to deteriorate except for the ordinary wear and tear of its normal and expected use in Debtor's business;

           (g) Debtor will cause the Collateral to be kept insured at its own expense under one or more policies and against such risks and liabilities as are currently covered.



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     6.    Defaults and Remedies.

           6.1 The occurrence of any one or more of the following events or conditions shall constitute a default under this Security Agreement ("Default(s)").

                 (a) Debtor fails to pay or perform any Obligation or covenant required herein, or discharge any liability to the Secured Parties in accordance with the terms upon which such Obligation, covenant or liability was incurred or created within thirty (30) days of giving written notice from the Secured Parties to Debtor of such failure;

                 (b) Debtor makes or has made or furnishes or has furnished any warranty, representation or statement to the Secured Parties as set forth in with this Security Agreement or in the Promissory Note or Warrants, which is or was false or misleading in any material respect when made or furnished (a "False Warranty"), which False Warranty has a material adverse impact on the Secured Parties;

                 (c) The Collateral, or any substantial portion thereof, is destroyed or damaged and for which the Debtor is not fully insured against;

                 (d) Any lien or encumbrance other than that created by this
            Security Agreement is placed on or any levy is made on the Collateral or any portion thereof, or the Collateral or any portion thereof is seized or attached pursuant to legal process; provided, however, that Debtor shall post an appropriate bond (only if such lien or encumbrance may be a priority lien to the Secured Parties' lien hereunder) or take other actions reasonably satisfactory to the Secured Parties that will ensure that the Secured Parties' rights hereunder, including its lien in the Collateral, are not modified or diminished;

                 (e) Debtor becomes insolvent as defined in the Federal
            Bankruptcy Code, admits in writing its insolvency or its present or prospective inability to pay its debts as they become due, is unable to or does not pay all or any material portion (in number or dollar amount) of its debts as they become due, permits or suffers a judgment to exist against it which has or may have a material impact on Debtor's ability to perform its obligations under the Promissory Note, Warrants or hereunder (unless enforcement thereof is stayed pending appeal) makes or proposes an assignment for the benefit of creditors, convenes or proposes to convene a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts, proposes any such moratorium, extension or composition, or commences or proposes to commence any bankruptcy, reorganization or insolvency proceeding, or other proceeding under any federal, state or other law for the relief of debtors;



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                 (f) Debtor fails to obtain the dismissal, within sixty (60)
            days after the commencement thereof, of any bankruptcy, reorganization or insolvency proceeding, or other proceeding under any law for the relief of debtors, instituted against it by one or more third parties, fails actively to oppose any such proceeding, or, in any such proceeding, defaults or files an answer admitting the material allegations upon which the proceeding was based or alleges its willingness to have an order for relief entered or its desire to seek liquidation, reorganization or adjustment of any of its debts;

                 (g) Any receiver, trustee or custodian is appointed to take possession of all or any substantial portion of the assets of Debtor, or any committee of the Debtor's creditors, or any class thereof, is formed for the purpose of monitoring or investigating the financial affairs of Debtor or enforcing such creditors' rights;

                 (h) Debtor ceases to conduct its business in the ordinary
            course.

            6.2 Immediately upon the occurrence of a Default hereunder, the Secured Parties may, at its option, upon five (5) business days' notice to or demand upon Debtor, do any one or more of the following:

                 (a) Declare all Obligations to be immediately due and payable, whereupon all unpaid amounts and interest on said amounts shall become and be immediately due and payable;

                 (b) Exercise any or all of the rights and remedies provided for by the applicable Uniform Commercial Code, specifically including, without limitation, the right to recover the reasonable attorneys' fees and other reasonable expenses incurred by the Secured Parties in the enforcement of this Security Agreement or in connection with Debtor's redemption of the Collateral;

                 (c) Enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent the Secured Parties from pursuing any other or further remedy which it may have, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release Debtor until full and final payment of any deficiency has been made in cash. Debtor shall reimburse the Secured Parties upon demand for, or the Secured Parties may apply any proceeds of Collateral to, the costs and expenses (including reasonable attorneys' fees, transfer taxes and any other charges) incurred by the Secured Parties in connection with any sale, disposition or retention of any Collateral hereunder;

                 (d) In connection with any public or private sale under the applicable Uniform Commercial Code, the Secured Parties shall give Debtor at least five (5) business days' prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition



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            thereof is to be made, which shall be deemed to be reasonable notice of such sale or other disposition. Such notice may be delivered to Debtor at the address set forth in Section 7.2 of this Security Agreement. The Secured Parties shall have no obligation to exhibit (as may be required, if any, under any relevant Uniform Commercial Code(s) and/or applied in cases thereunder) any part of the Collateral at or prior to the sale thereof;

                 (e) Proceed by an action or actions at law or in equity to recover the amounts secured hereunder or to foreclose this Security Agreement and sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction; and

                 (f) In the event the Secured Parties recover possession of all or any part of the Collateral pursuant to a writ of possession or other judicial process, whether prejudgment or otherwise, the Secured Parties may thereafter retain, sell or otherwise dispose of such Collateral in accordance with this Security Agreement or the applicable Uniform Commercial Code, and following such retention, sale or other disposition, the Secured Parties may voluntarily dismiss without prejudice the judicial action in which such writ of possession or other judicial process was issued. Debtor hereby consents to the voluntary dismissal by the Secured Parties of such judicial action, and Debtor further consents to the exoneration of any bond which the Secured Parties filed in such action.

      7.    Miscellaneous Provisions.

            7.1 Applicable Law; Entire Agreement; Modification. The existence, validity, construction, operation and effect of this Security Agreement shall be determined in accordance with and be governed by the laws of the State of Minnesota. The parties each acknowledge that the other party has not made any representations other than those which are contained herein (or any exhibit or attachment thereto). This Security Agreement may not be amended or modified in any way, except by a writing signed by an authorized officer or the party against whom the amendment, modification or waiver is sought to be enforced.

            7.2 Notices. All notices and other communications from either party to the other hereunder shall be in writing and shall be deemed received upon actual receipt when personally delivered, upon acknowledgment of receipt if sent by facsimile or upon the expiration of the third business day after being deposited in the United States mails, postage prepaid, certified or registered mail, addressed to the other party as follows: if to a Secured Party, to his address as it appears on the Schedule 1 attached hereto and if to the Company, to 212 Third Avenue N., Suite 420, Minneapolis, Minnesota 55401.

      All payments to be made under this Security Agreement, if made by mail, shall be deemed to have been made on the date of receipt thereof. The parties hereto may change their addresses


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      by giving notice thereof in conformity with this Section 7.2 except that if such notice is sent by United States mail it need not be certified or registered.

           7.3 Severability. Nothing contained in this Security Agreement shall be construed so as to require the commission of any act contrary to Law, and wherever there is any conflict between any provision of this Security Agreement and any Law, such Law shall prevail; provided, however, that in such event the provisions of this Security Agreement so affected shall be curtailed and limited only to the extent necessary to permit compliance with the minimum legal requirement, and no other provisions of this Security Agreement shall be affected thereby and all such other provisions shall continue in full force and effect.

           7.4 Successors, Assignment. This Security Agreement shall be binding on and shall inure to the benefit of any and all successors and assigns of the parties. Any purported assignment by Debtor without the prior written consent of the Secured Parties, which may be withheld in its sole discretion, shall be null and void and of no force and effect. the Secured Parties shall have the right to assign its interest under this Security Agreement.

           7.5 Heading. The descriptive headings of the several sections and paragraphs of this Security Agreement are inserted for convenience only and do not constitute a part of this Security Agreement.

           7.6 Counterparts. This Security Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument.

           7.7 No Waiver. No delay in enforcing or failure to enforce any right under this Security Agreement by the Secured Parties shall constitute a waiver by the Secured Parties of such right. No waiver by the Secured Parties of any default or Default hereunder shall be effective unless in writing, nor shall any waiver operate as a waiver of any other default or Default or of the same default or Default on a future occasion.

           7.8 Power of Attorney. Debtor hereby appoints and constitutes the Secured Party designated in writing by Secured Parties holding at least 51% of the aggregate principal amount of the Promissory Notes as Debtor's attorney-in-fact for purposes of (i) collecting accounts or proceeds of any Collateral, (ii) conveying any item of Collateral, only upon an event of Default, to any purchaser thereof, and (iii) executing, delivering, marking and/or filing any documents or instruments which the Secured Parties may file pursuant to the last sentence of Section 5(c) hereof. This power of attorney is coupled with an interest and is irrevocable by Debtor.

           7.9 Termination of Agreement. This Security Agreement shall terminate upon full and final payment and performance of all indebtedness and fulfillment of the other Obligations secured hereunder. At such time, the Secured Parties shall release its interest to


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      Debtor in all of the Collateral hereunder which has not been sold, disposed of, retained or applied by the Secured Parties in accordance with the terms hereof. Such release shall be without warranty by or recourse to the Secured Parties, except that the Secured Parties shall warrant that the Collateral shall be free and clear of any liens or encumbrances caused by it, and shall be at the expense of Debtor. Both parties shall reasonably provide the other with requested documentation and filings with respect to such release.

           7.10 Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Security Agreement, or to seek damages for a breach of any provision hereof, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

      IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Agreement as of the day and year first written above.

                                     "DEBTOR"

                                     The Sled Dogs Company



                                     By: _____________________
                                     Its: ____________________





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                                  EXHIBIT A




      Secured Parties                                 Amount of Promissory Note

Name and Address            Signature

Kent Rodriguez              ______________________               $100,000
7020 Lanham Lane
Edina, MN  55439

Henry Furst                 ______________________                $25,000
52 Glen Avenue
Llewellyn Park
W. Orange, NJ  07052


Jay Goldman                 ______________________                $25,000
40 Kean Road
Short Hills, NJ  07078

Leonard B. Zelin            ______________________                $50,000
720 Apple Ridge Road
Franklin Lakes, NJ  07417

John Weiler                 _______________________               $25,000
117 Plymouth Cove
San Rafel, CA  94901

David S. Becker             _______________________               $50,000
14 Hall Drive
Orinda, CA  94563

Daniel L. Berger            _______________________               $50,000
Carolyn B. Berger
11 Byron Lane
Larchmont, NY  10538

Edward P. Torres            _______________________               $25,000
Irene Torres
1354 Cinnamon Drive
Fort Washington, PA  19304






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Marie E. Valdes                  _______________________               $25,000
c/o Bailin
405 Park Avenue, 15th Floor
New York, NY  10022

Albert Wachtel                   _______________________               $12,500
Sydelle Wachtel
1050 North Mills Avenue
Claremont Colleges
Claremont, CA  91711-6101

John Heilshorn                   _______________________               $12,500
175 East 79th Street, Apt. 5A
New York, NY  10021

Richard S. Thompson              ________________________              $12,500
4821 South Lake Drive
Boynton Beach, FL  33436

Peter Salas                      ________________________              $25,000
Marianne Salas
8 West Mill Drive (1F)
Great Neck, NY  11021

Rick N. Diamond                  ________________________              $12,500
1000 Fernbrook Lane North
Plymouth, MN  55447

Stephen A. deKanter              ________________________              $12,500
Charlotte B. deKanter
1810 Mocanopy Avenue
Coconut Grove, FL  33133

Lawrence M. Gordon               _________________________             $25,000
30 Talbot Court
Short Hills, NJ  07078

Howard J. Shire                  _________________________             $12,500
c/o Kenyon & Kenyon
1 Broadway
New York, NY  10004




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UPDATED AS OF JUNE 9, 1997

Howard J. Shire                  _________________________              $12,500
c/o Kenyon & Kenyon
1 Broadway
New York, NY  10004




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